Exhibit 99.1

Nektar Therapeutics Reports First Quarter 2023 Financial Results

SAN FRANCISCO, May 9, 2023 /PRNewswire/ – Nektar Therapeutics (Nasdaq: NKTR) today reported financial results for the first quarter ended March 31, 2023.

Cash and investments in marketable securities at March 31, 2023, were $456.8 million as compared to $505.0 million at December 31, 2022. Nektar’s cash and marketable securities are expected to support strategic development activities and operations into at least the middle of 2026.

“With Nektar regaining full rights to rezpegaldesleukin, we are already making progress towards initiating a Phase 2b study in atopic dermatitis,” said Howard W. Robin, President and CEO of Nektar. “We are confident that our focus on immunology is the best path forward to bring important potential therapies to patients and create shareholder value. Based on feedback from key opinion leaders in atopic dermatitis, we are enthusiastic about the future prospects for rezpegaldesleukin in a significant and growing biologic treatment landscape. Finally, we are working diligently to advance our immunology research pipeline with the goal of advancing a new IND candidate next year.”

Summary of Financial Results

Revenue in the first quarter of 2023 was $21.6 million as compared to $24.8 million in the first quarter of 2022.

Total operating costs and expenses in the first quarter of 2023 were $156.3 million as compared to $141.4 million in the first quarter of 2022. Operating costs and expenses for the first quarter include $76.5 million in non-cash goodwill impairment, $13.2 million in other non-cash impairment charges primarily related to lease assets, and $8.0 million in other restructuring costs, offset by decreases in R&D and G&A expenses.

R&D expense in the first quarter of 2023 was $30.5 million as compared to $107.3 million for the first quarter of 2022. R&D expense decreased primarily due to the wind down of the bempegaldesleukin program.

G&A expense was $21.1 million in the first quarter of 2023 as compared to $27.3 million in the first quarter of 2022. G&A expense decreased primarily due to the wind down of the bempegaldesleukin program.

Restructuring, impairment and costs of the terminated program were $21.2 million in the first quarter of 2023 as compared to $1.5 million in the first quarter of 2022. The amount for the first quarter of 2023 includes $13.2 million in non-cash lease and equipment impairment charges, $5.5 million in severance, and $2.5 million in other costs.

Net loss for the first quarter of 2023 was $137.0 million or $0.73 basic and diluted loss per share as compared to a net loss of $90.4 million or $0.49 basic and diluted loss per share in the first quarter of 2022. Excluding the $89.7 million in non-cash goodwill and other impairment charges, net loss, on a non-GAAP basis, for the first quarter of 2023 was $47.3 million or $0.25 basic and diluted loss per share.

First Quarter 2023 and Recent Business Updates

●	On April 27, 2023, Nektar announced that it will be regaining the full rights to rezpegaldesleukin from Eli Lilly and Company. Nektar plans to move forward with rezpegaldesleukin and will initiate a Phase 2b study in patients with moderate-to-severe atopic dermatitis in 2023. The company will also explore other auto-immune indications for the development plan for rezpegaldesleukin.

●	On April 17, 2023, Nektar announced a strategic reprioritization and cost restructuring plan that includes a new pipeline focus on immunology, as well as several cost reduction initiatives.

Conference Call to Discuss First Quarter 2023 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time, May 9, 2023.

The press release and live audio-only webcast of the conference call can be accessed through a link that is posted on the Home Page and Investors section of the Nektar website: http://ir.nektar.com/. The web broadcast of the conference call will be available for replay through June 4, 2023.

To access the conference call, please pre-register at Nektar Earnings Call Registration. All registrants will receive dial-in information and a PIN allowing them to access the live call.

About Nektar Therapeutics

Nektar Therapeutics is a biopharmaceutical company with a robust, wholly owned R&D pipeline of investigational medicines in immunology and oncology as well as a portfolio of approved partnered medicines. Nektar is headquartered in San Francisco, California, with additional manufacturing operations in Huntsville, Alabama. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which can be identified by words such as: “will,” “may,” “advance,” “support,” “develop,” “progress,” “expect,” “potential” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the therapeutic potential of, and future development plans for, rezpegaldesleukin and our other drug candidates in research programs, the timing for filing a new IND, our expectations regarding our 2023 cost restructuring plan, and our expected working capital and cash runway. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) our statements regarding the therapeutic potential of rezpegaldesleukin and our other drug candidates are based on preclinical and clinical findings and observations and are subject to change as research and development continue; (ii) rezpegaldesleukin and our other drug candidates are investigational agents and continued research and development for these drug candidates is subject to substantial risks, including negative safety and efficacy findings in ongoing clinical studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) rezpegaldesleukin and our other drug candidates are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (v) we may not achieve the expected cost savings we expect from our 2023 cost restructuring plan and we may undertake additional restructuring and cost-saving activities in the future, (vi) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (vii) certain other important risks and uncertainties set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2023. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For Investors:

Vivian Wu of Nektar Therapeutics
628-895-0661

For Media:

David Rosen of Argot Partners
(212) 600-1902
david.rosen@argotpartners.com

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS	March 31, 2023	December 31, 2022 (1)
Current assets:
Cash and cash equivalents	$76,955	$88,227
Short-term investments	379,872	416,750
Accounts receivable	2,995	5,981
Inventory, net	20,235	19,202
Other current assets	11,009	15,808
Total current assets	491,066	545,968

Property, plant and equipment, net	27,084	32,451
Operating lease right-of-use assets	42,187	53,435
Goodwill	-	76,501
Other assets	1,406	2,245
Total assets	$561,743	$710,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	3,696	12,980
Accrued expenses	37,410	36,557
Operating lease liabilities, current portion	18,773	18,667
Total current liabilities	59,879	68,204

Operating lease liabilities, less current portion	109,389	112,829
Liabilities related to the sales of future royalties, net	145,131	155,378
Other long-term liabilities	6,479	7,551
Total liabilities	320,878	343,962

Commitments and contingencies

Stockholders’ equity:
Preferred stock	-	-
Common stock	19	19
Capital in excess of par value	3,584,738	3,574,719
Accumulated other comprehensive loss	(5,681)	(6,907)
Accumulated deficit	(3,338,211)	(3,201,193)
Total stockholders’ equity	240,865	366,638
Total liabilities and stockholders’ equity	$561,743	$710,600

(1)	The consolidated balance sheet at December 31, 2022 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

(Unaudited)

	Three months ended March 31,
	2023	2022
Revenue:
Product sales	$4,718	$5,688
Non-cash royalty revenue related to the sales of future royalties	16,861	17,561
License, collaboration and other revenue	15	1,573
Total revenue	21,594	24,822

Operating costs and expenses:
Cost of goods sold	7,060	5,315
Research and development	30,469	107,253
General and administrative	21,081	27,339
Restructuring, impairment, and costs of terminated program	21,193	1,475
Impairment of goodwill	76,501	-
Total operating costs and expenses	156,304	141,382
Loss from operations	(134,710)	(116,560)

Non-operating income (expense):
Change in fair value of development derivative liability	-	33,427
Non-cash interest expense on liabilities related to the sales of future royalties	(6,405)	(7,529)
Interest income and other income (expense), net	4,034	395
Total non-operating income (expense), net	(2,371)	26,293

Loss before provision for income taxes	(137,081)	(90,267)

Provision for income taxes	(63)	126
Net loss	$(137,018)	$(90,393)

Basic and diluted net loss per share	$(0.73)	$(0.49)

Weighted average shares outstanding used in computing basic and diluted net loss per share	188,875	185,848

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